                                                                  EXECUTION COPY







                                 TRUST AGREEMENT

                          Dated as of September 1, 1996

                                      among

                       OLYMPIC RECEIVABLES FINANCE CORP.,

                             OLYMPIC FIRST GP INC.,

                             OLYMPIC SECOND GP INC.

                        FINANCIAL SECURITY ASSURANCE INC.

                                       and

                     MELLON BANK (DE), NATIONAL ASSOCIATION
                                  Owner Trustee









                  OLYMPIC AUTOMOBILE RECEIVABLES TRUST, 1996-C


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----



INTRODUCTION. . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE I    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II   CREATION OF TRUST . . . . . . . . . . . . . . . . . . . . . . .   7
     SECTION 2.1.   Creation of Trust. . . . . . . . . . . . . . . . . . . .   7
     SECTION 2.2.   Office . . . . . . . . . . . . . . . . . . . . . . . . .   7
     SECTION 2.3.   Purposes and Powers. . . . . . . . . . . . . . . . . . .   7
     SECTION 2.4.   Appointment of Owner Trustee . . . . . . . . . . . . . .   8
     SECTION 2.5.   Initial Capital Contribution of Trust Estate . . . . . .   8
     SECTION 2.6.   Declaration of Trust . . . . . . . . . . . . . . . . . .   8
     SECTION 2.7.   Liability of the Owners. . . . . . . . . . . . . . . . .   8
     SECTION 2.8.   Title to Trust Property. . . . . . . . . . . . . . . . .   9
     SECTION 2.9.   Situs of Trust . . . . . . . . . . . . . . . . . . . . .   9
     SECTION 2.10.  Representations and Warranties of the Depositor,
                    OGP I and OGP II . . . . . . . . . . . . . . . . . . . .  10
     SECTION 2.11.  Federal Income Tax Allocations . . . . . . . . . . . . .  11
     SECTION 2.12.  Covenants of the General Partners. . . . . . . . . . . .  12
     SECTION 2.13.  Covenants of the Certificate Owners. . . . . . . . . . .  13

ARTICLE III  THE CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . . .  14
     SECTION 3.1.   Initial Ownership. . . . . . . . . . . . . . . . . . . .  14
     SECTION 3.2.   The Certificates . . . . . . . . . . . . . . . . . . . .  14
     SECTION 3.3.   Authentication of Certificates . . . . . . . . . . . . .  14
     SECTION 3.4.   Registration of Transfer and Exchange of Certificates. .  15
     SECTION 3.5.   Mutilated, Destroyed, Lost or Stolen Certificates. . . .  17
     SECTION 3.6.   Persons Deemed Owners. . . . . . . . . . . . . . . . . .  18
     SECTION 3.7.   Access to List of Certificateholders' Names and
                    Addresses. . . . . . . . . . . . . . . . . . . . . . . .  18
     SECTION 3.8.   Maintenance of Office or Agency. . . . . . . . . . . . .  19
     SECTION 3.9.   Appointment of Paying Agent. . . . . . . . . . . . . . .  19

ARTICLE IV   ACTIONS BY OWNER TRUSTEE. . . . . . . . . . . . . . . . . . . .  20
     SECTION 4.1.   Restriction on Power of Certificate Owner. . . . . . . .  20
     SECTION 4.2.   Prior Notice to Certificateholders with Respect to
                    Certain Matters. . . . . . . . . . . . . . . . . . . . .  20
     SECTION 4.3.   Action by Certificate Owners with Respect to
                    Bankruptcy . . . . . . . . . . . . . . . . . . . . . . .  20
     SECTION 4.4.   Restrictions on Certificate Owners' Power. . . . . . . .  20
     SECTION 4.5.   Rights of Security Insurer . . . . . . . . . . . . . . .  21

ARTICLE V    APPLICATION OF TRUST FUNDS; CERTAIN DUTIES. . . . . . . . . . .  21
     SECTION 5.1.   Trust Accounts . . . . . . . . . . . . . . . . . . . . .  21

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     SECTION 5.2.   Application of Funds in Certificate Distribution
                    Account. . . . . . . . . . . . . . . . . . . . . . . . .  23
     SECTION 5.3.   Method of Payment. . . . . . . . . . . . . . . . . . . .  25
     SECTION 5.4.   No Segregation of Monies; No Interest. . . . . . . . . .  25
     SECTION 5.5.   Accounting; Reports; Tax Returns . . . . . . . . . . . .  25

ARTICLE VI   AUTHORITY AND DUTIES OF OWNER TRUSTEE . . . . . . . . . . . . .  26
     SECTION 6.1.   General Authority. . . . . . . . . . . . . . . . . . . .  26
     SECTION 6.2.   General Duties . . . . . . . . . . . . . . . . . . . . .  27
     SECTION 6.3.   Action upon Instruction. . . . . . . . . . . . . . . . .  27
     SECTION 6.4.   No Duties Except as Specified in this Agreement or in
                    Instructions . . . . . . . . . . . . . . . . . . . . . .  28
     SECTION 6.5.   No Action Except under Specified Documents or
                    Instructions . . . . . . . . . . . . . . . . . . . . . .  29
     SECTION 6.6.   Restrictions . . . . . . . . . . . . . . . . . . . . . .  29
     SECTION 6.7.   Administration Agreement . . . . . . . . . . . . . . . .  29

ARTICLE VII  CONCERNING THE OWNER TRUSTEE. . . . . . . . . . . . . . . . . .  30
     SECTION 7.1.   Acceptance of Trustee and Duties . . . . . . . . . . . .  30
     SECTION 7.2.   Furnishing of Documents. . . . . . . . . . . . . . . . .  31
     SECTION 7.3.   Representations and Warranties . . . . . . . . . . . . .  31
     SECTION 7.4.   Reliance; Advice of Counsel. . . . . . . . . . . . . . .  32
     SECTION 7.5.   Not Acting in Individual Capacity. . . . . . . . . . . .  33
     SECTION 7.6.   Owner Trustee Not Liable for Certificates, Notes or
                    Receivables. . . . . . . . . . . . . . . . . . . . . . .  33
     SECTION 7.7.   Owner Trustee May Own Certificates and Notes . . . . . .  33

ARTICLE VIII COMPENSATION OF OWNER TRUSTEE . . . . . . . . . . . . . . . . .  34
     SECTION 8.1.   Owner Trustee's Fees and Expenses. . . . . . . . . . . .  34
     SECTION 8.2.   Indemnification. . . . . . . . . . . . . . . . . . . . .  34
     SECTION 8.3.   Non-recourse Obligations . . . . . . . . . . . . . . . .  34

ARTICLE IX   TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     SECTION 9.1.   Termination of the Trust . . . . . . . . . . . . . . . .  35
     SECTION 9.2.   Dissolution Events with respect to General Partners. . .  36

ARTICLE X    SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES. . . . .  37
     SECTION 10.1.  Eligibility Requirements for Owner Trustee . . . . . . .  37
     SECTION 10.2.  Resignation or Removal of Owner Trustee. . . . . . . . . .38
     SECTION 10.3.  Successor Owner Trustee. . . . . . . . . . . . . . . . .  38
     SECTION 10.4.  Merger or Consolidation of Owner Trustee . . . . . . . .  39
     SECTION 10.5.  Appointment of Co-Trustee or Separate Trustee. . . . . . .39

ARTICLE XI   MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . .  41
     SECTION 11.1.  Amendment. . . . . . . . . . . . . . . . . . . . . . . .  41


                                      -ii-

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     SECTION 11.2.  No Recourse. . . . . . . . . . . . . . . . . . . . . . .  42
     SECTION 11.3.  Governing Law. . . . . . . . . . . . . . . . . . . . . .  42
     SECTION 11.4.  Severability of Provisions . . . . . . . . . . . . . . .  42
     SECTION 11.5.  Certificates Nonassessable and Fully Paid. . . . . . . .  43
     SECTION 11.6.  Third-Party Beneficiaries. . . . . . . . . . . . . . . .  43
     SECTION 11.7.  Counterparts . . . . . . . . . . . . . . . . . . . . . .  43
     SECTION 11.8.  Notices. . . . . . . . . . . . . . . . . . . . . . . . .  43

SIGNATURES. . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45




                                      -iii-


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                                    EXHIBITS

Exhibit A      --   Form of Certificate of Trust

Exhibit B-1    --   Form of Class A Certificate

Exhibit B-2    --   Form of Class GP Certificate

Exhibit C      --   Form of Depository Agreement


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          THIS TRUST AGREEMENT, dated as of September 1, 1996, is made among
Olympic Receivables Finance Corp., a Delaware corporation (the "Seller"), Olympic First GP Inc., a Delaware corporation ("OGP I"), Olympic Second GP Inc., a Delaware corporation ("OGP II"), Financial Security Assurance Inc. ("Financial Security") and Mellon Bank (DE), National Association, a Delaware corporation, as Owner Trustee (in such capacity, the "Owner Trustee").

          In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1. DEFINITIONS. All terms defined in the Spread Account Agreement or the Sale and Servicing Agreement (each as defined below) shall have the same meaning in this Agreement. Whenever capitalized and used in this Agreement, the following words and phrases, unless otherwise specified, shall have the following meanings:

          ADMINISTRATION AGREEMENT: The Administration Agreement, dated as of September 12, 1996, between the Administrator and the Trust, as the same may be amended and supplemented from time to time.

          ADMINISTRATOR: Mellon Bank (DE), National Association, a Delaware corporation, or any successor Administrator under the Administration Agreement.

          AGREEMENT OR "THIS AGREEMENT": This Trust Agreement, all amendments and supplements thereto and all exhibits and schedules to any of the foregoing.

          AUTHENTICATION AGENT: Mellon Bank (DE), National Association, or its successor in interest, and any successor authentication agent appointed as provided in this Agreement.

          BENEFIT PLAN:  The meaning assigned in Section 3.4(j).

          BOOK-ENTRY CERTIFICATE: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

          BUSINESS TRUST STATUTE: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended from time to time.

          CERTIFICATE: A Class A Certificate or a Class GP Certificate, as applicable.

          CERTIFICATE DISTRIBUTION ACCOUNT: The account designated as the Certificate Distribution Account in, and which is established and maintained pursuant to, Section 5.1.

          CERTIFICATE OF TRUST: The Certificate of Trust in the form of Exhibit A hereto filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

          CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR: The register maintained and the registrar appointed pursuant to Section 3.4.

          CERTIFICATEHOLDER OR HOLDER: A Person in whose name a Certificate is registered in the Certificate Register.

          CLASS A CERTIFICATEHOLDER: A Person in whose name a Class A Certificate is registered in the Certificate Register.

          CLASS A CERTIFICATE: A certificate executed by the Owner Trustee evidencing a fractional undivided interest in the Trust, substantially in the form attached hereto as Exhibit B-1.

          CLASS GP CERTIFICATEHOLDER: A Person in whose name a Class GP Certificate is registered in the Certificate Register.

          CLASS GP CERTIFICATE: A certificate executed by the Owner Trustee evidencing a fractional undivided interest in the Trust, substantially in the form attached hereto as Exhibit B-2.

          CODE:  The Internal Revenue Code of 1986, as amended.

          CORPORATE TRUST OFFICE: The principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at 919 North Market Street, Second Floor, Wilmington, Delaware 19801, Attention: Robert M. Bell; the telecopy number for such office on the date of the execution of this Agreement is (302) 421-2323.

          DEMAND NOTE: Each of the Demand Note, dated September 12, 1996, issued by OFL to OGP I and the Demand Note, dated September 12, 1996, issued by OFL to OGP II.

          DEFINITIVE CERTIFICATE:  The meaning specified in Section 3.4(g).

          DEPOSITOR:  The Seller in its capacity as depositor hereunder.


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          DEPOSITORY:  The initial Depository, The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of Class A Certificates representing $64,597,000 in aggregate Certificate Balance, as of the Closing Date, and any permitted successor depository. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

          DEPOSITORY AGREEMENT: The agreement among the Trust, the Administrator and The Depository Trust Company, as the initial Depository, dated as of the Closing Date, relating to the Certificates, substantially in the form attached as Exhibit C.

          DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          DISSOLUTION EVENT: With respect to any General Partner, means the withdrawal or expulsion of such Person as General Partner of the Trust or the termination or dissolution of such Person, or the occurrence of an Insolvency Event with respect to such Person.

          ERISA:  The meaning assigned to such term in Section 3.4(j).

          EXPENSES:  The meaning assigned to such term in Section 8.2.

          INDEMNIFIED PARTIES:  The meaning assigned to such term in
Section 8.2.

          GENERAL PARTNER: Initially, OGP I and OGP II, or any subsequent Holder of a Class GP Certificate as permitted by the Agreement.

          INDEMNIFIED PARTIES:  The meaning assigned to such term in Section
8.2.

          INSTRUCTING PARTY:  The meaning assigned to such term in Section
6.3(a).

          MINIMUM NET WORTH: At any time of determination, and with respect to each General Partner, net worth equal to 3.85% of the Certificate Balance as of the Closing Date. For the purpose of the determination of Minimum Net Worth:
(i) each Demand Note issued to such General Partner shall be valued at par,
(ii) assets subject to a lien shall be valued at zero, (iii) Certificates or any other interests in any entity taxable as a partnership for federal income tax purposes shall be valued at zero, (iv) investments shall be valued at their respective purchase prices plus accrued interest and (v) demand notes of OFL issued as contributions to such General Partner in connection with its status as a general partner of any other partnership formed pursuant to trust agreements substantially similar to this

Agreement shall be valued at an amount equal to the excess, if any, of (a) the aggregate current amount of all such demand notes over (b) 3.85% of the aggregate Certificate Balance (as such terms are defined in the related trust agreement) of all certificates issued by such partnerships, as of such date of determination.

          OFL: Olympic Financial Ltd., a Minnesota corporation, and its successors in interest.

          OGP I:  Olympic First GP Inc., a Delaware corporation.

          OGP II:  Olympic Second GP Inc., a Delaware corporation.

          OWNER OR CERTIFICATE OWNER: With respect to any Book-Entry Certificate, each Person who is the beneficial owner of a Book-Entry Certificate as reflected in the records of the Depository, or if a Depository Participant is not the Certificate Owner, then as reflected in the records of a Person maintaining an account with the Depository (directly or indirectly, in accordance with the rules of the Depository); and with respect to any Definitive Certificate, the Certificateholder.

          OWNER TRUSTEE: Mellon Bank (DE), National Association, or its successor in interest, acting not individually but solely as trustee, and any successor trustee appointed as provided in this Agreement.

          PAYING AGENT: Any paying agent or co-paying agent appointed pursuant to Section 3.9, which initially shall be Mellon Bank (DE), National Association.

          RECORD DATE: With respect to any Distribution Date, the close of business on the last Business Day immediately preceding such Distribution Date.

          RELATED DOCUMENTS: The Sale and Servicing Agreement, the Indenture, the Certificates, the Notes, the Purchase Agreements, each Subsequent Transfer Agreement, each Subsequent Purchase Agreement, the Custodian Agreement, the Certificate Policy, the Note Policy, the Spread Account Agreement, the Stock Pledge Agreement, the Insurance Agreement, the Administration Agreement, the Lockbox Agreement, the Depository Agreements, and the Underwriting Agreement between OFL and the Seller and the underwriters of the Certificates and Notes. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

          SALE AND SERVICING AGREEMENT: The Sale and Servicing Agreement, dated as of September 1, 1996 among the Trust, the Seller, OFL, in its individual capacity and as Servicer, and Norwest Bank Minnesota, National Association, as Backup Servicer, as the same may be amended and supplemented from time to time.

          SECRETARY OF STATE:  The Secretary of State of the State of Delaware.

          SECURITY INSURER: Financial Security Assurance Inc., or its successor in interest.

          SELLER: Olympic Receivables Finance Corp., a Delaware corporation, or its successor in interest.

          SPREAD ACCOUNT: The Series 1996-C Spread Account established and maintained pursuant to the Spread Account Agreement.

          SPREAD ACCOUNT AGREEMENT: The Spread Account Agreement, dated as of March 25, 1993, as amended and restated as of September 12, 1996, among the Seller, OFL, the Security Insurer, the Collateral Agent and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

          STOCK PLEDGE AGREEMENT: The Second Amended and Restated Stock Pledge Agreement, dated as of March 25, 1993, as amended and restated as of August 26, 1994, among the Security Insurer, OFL and the Collateral Agent, relating to the stock of each of OGP I, OGP II and the Seller, as the same may be amended from time to time.

          TRUST: The trust created by this Agreement, the estate of which consists of the Trust Property.

          TRUST ACCOUNTS: The Collection Account, the Subcollection Account, the Lockbox Account, the Pre-Funding Account, the Reserve Account, the Certificate Distribution Account and the Note Distribution Account.

          TRUST PROPERTY: The property and proceeds of every description conveyed pursuant to Section 2.5 hereof and Sections 2.1 and 2.4 of the Sale and Servicing Agreement, together with the Certificate Policy and the Trust Accounts (including all Eligible Investments therein and all proceeds therefrom).

          SECTION 1.2. USAGE OF TERMS. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

To the extent that definitions are contained in this Agreement, or in any such certificate or other document, such definitions shall control.

          SECTION 1.3. CALCULATIONS. All calculations of the amount of interest accrued on the Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.

          SECTION 1.4. SECTION REFERENCES. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

          SECTION 1.5.  ACTION BY OR CONSENT OF CERTIFICATEHOLDERS.

          (a) Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by a majority of each class affected, with the Class A Certificateholders and the Class GP Certificateholders voting together, unless the action proposed affects only one class or unless this Agreement provides that the vote with respect to the matter may be taken by only one class, in which case only the vote of the affected class shall be required. Except as expressly provided herein, any written notice or consent of the Class A Certificateholders or the Class GP Certificateholders delivered pursuant to this Agreement shall be effective for such class if signed by Holders of the Class A Certificates or the Class GP Certificates, as the case may be, evidencing not less than a majority of the Certificate Balance represented by the Class A Certificates or a majority of the Certificate Balance represented by the Class GP Certificates, respectively, at the time of the delivery of such notice.

          (b) Whenever any provision of this Agreement refers to action to be taken, or consented to, by Certificateholders, such provision shall be deemed to refer to Certificateholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Certificateholders. Solely for the purposes of any action to be taken, or consented to, by Class A Certificateholders, any Class A Certificate registered in the name of OGP I, OGP II, OFL or any Affiliate thereof shall be deemed not to be outstanding and the Certificate Balance represented thereby shall not be taken into account in determining whether the requisite percentage of the Certificate Balance necessary to effect any such action or consent has been obtained; PROVIDED, HOWEVER, that, solely for the purpose of determining whether the Owner Trustee is entitled to rely upon any such action or consent, only Class A Certificates which the Owner Trustee knows to be so owned shall be so disregarded.

          SECTION 1.6. MATERIAL ADVERSE EFFECT. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Trust, the Class A Certificateholders (or any similar or analogous determination), such determination shall be made without taking into account the insurance provided by the Policies.


                                   ARTICLE II

                                CREATION OF TRUST

          SECTION 2.1. CREATION OF TRUST. There is hereby formed a trust to be known as "Olympic Automobile Receivables Trust, 1996-C," in which name the Trust may conduct business, make and execute contracts and other instruments and sue and be sued.

          SECTION 2.2. OFFICE. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificateholders, the Security Insurer and the Depositor.

          SECTION 2.3. PURPOSES AND POWERS. The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities:

                 (i) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement and to sell the Notes and the Certificates;

                (ii) with the proceeds of the sale of the Notes and the Certificates, to fund the Pre-Funding Account and the Reserve Account, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Seller pursuant to the Sale and Servicing Agreement;

               (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Property, other than the Certificate Policy, to the Indenture Collateral Agent pursuant to the Indenture for the benefit of the Security Insurer and the Indenture Trustee on behalf of the Noteholders and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Property released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

               (iv) to enter into and perform its obligations under the Related Documents to which it is to be a party;

               (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

               (vi) subject to compliance with the Related Documents, to engage in such other activities as may be required in connection with conservation of the Trust Property and the making of distributions to the Owners and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or expressly authorized by the terms of this Agreement or the Related Documents.

          SECTION 2.4. APPOINTMENT OF OWNER TRUSTEE. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein, and the Owner Trustee hereby accepts such appointment.

          SECTION 2.5. INITIAL CAPITAL CONTRIBUTION OF TRUST ESTATE. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $10. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Property and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

          SECTION 2.6. DECLARATION OF TRUST. The Owner Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the use and benefit of the Owners, subject to the interests and rights in the Trust Property granted to other Persons by the Related Documents. It is the intention and agreement of the parties hereto that the Trust constitutes a business trust under the Business Trust Statute and that this Agreement constitutes the governing instrument of such business trust. It is the intention and agreement of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. On the date hereof, the Owner Trustee shall file the Certificate of Trust required by Section 3810(a) of the Business Trust Statute in the Office of the Secretary of State. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

          SECTION 2.7.  LIABILITY OF THE OWNERS.

          (a) Each of OGP I and OGP II shall be liable directly to indemnify each injured party for all losses, claims, damages, liabilities and expenses of the

Trust, to the extent not paid out of the Trust Property, to the extent that such Person would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act and such Person were a general partner; PROVIDED, HOWEVER, that neither OGP I nor OGP II shall be liable for any losses incurred by a Certificate Owner in the capacity of an investor in the Certificates or a Note Owner in the capacity of an investor in the Notes; PROVIDED, FURTHER, that neither OGP I nor OGP II shall be liable to indemnify any injured party if such party has agreed that its recourse against the Trust for any obligation or liability of the Trust to such party shall be limited to the assets of the Trust. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the provisos to the preceding sentence for which neither OGP I nor OGP II shall be liable) shall be deemed third party beneficiaries of this paragraph. The obligations of OGP I and OGP II under this paragraph shall be evidenced by Class GP Certificates as described in Section 3.4(i), which for purposes of the Business Trust Statute shall be deemed to be separate classes of Certificates from the Class A Certificates.

          (b) No Owner, other than to the extent set forth in paragraph (a), shall have any personal liability for any liability or obligation of the Trust or by reason of any action taken by the parties to this Agreement pursuant to any provisions of this Agreement or any Related Document.

          SECTION 2.8.  TITLE TO TRUST PROPERTY.

          (a) Legal title to all the Trust Property shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Property to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

          (b) The Owners shall not have legal title to any part of the Trust Property. The Owners shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest by any Certificateholder of its ownership interest in the Trust Property shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

          SECTION 2.9. SITUS OF TRUST. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware. The Trust shall not have any employees in any state other than Delaware; PROVIDED, HOWEVER, that nothing herein shall restrict or prohibit the Owner Trustee, the Servicer or any agent of the Trust from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware, and payments will be made by the Trust only from Delaware. The only office of the Trust will be at the Corporate Trust Office in Delaware.

          SECTION 2.10. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR, OGP I AND OGP II. By execution of this Agreement, each of the Depositor, OGP I and OGP II makes the following representations and warranties with respect to itself on which the Owner Trustee relies in accepting the Trust Property in trust and issuing the Certificates and upon which the Security Insurer relies in issuing the Policies.

          (a) ORGANIZATION AND GOOD STANDING. It has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and as such business is currently conducted and is proposed to be conducted pursuant to this Agreement and the Related Documents.

          (b) DUE QUALIFICATION. It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business and the performance of its obligations under this Agreement and the Related Documents requires such qualification.

          (c) POWER AND AUTHORITY. It has the power and authority to execute and deliver this Agreement and its Related Documents and to perform its obligations pursuant thereto; and the execution, delivery and performance of this Agreement and its Related Documents have been duly authorized by all necessary corporate action.

          (d) NO CONSENT REQUIRED. No consent, license, approval or authorization or registration or declaration with, any Person or with any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made.

          (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and its Related Documents and the fulfillment of its obligations under this Agreement and its Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, its certificate of incorporation or by-laws, or any indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law, order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties.

          (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to its knowledge threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents,
(C) seeking any determination or ruling that might materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, or
(D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates.

          SECTION 2.11. FEDERAL INCOME TAX ALLOCATIONS. Net income of the Trust for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated:

               (a) among the Class A Certificateholders as of the first Record Date following the end of such month, in proportion to their ownership of principal amount of Class A Certificates on such date, an amount of net income up to the sum of (i) the Class A Certificateholders' Interest Distributable Amount for such month, (ii) the portion of the market discount on the Receivables accrued during such month that is allocable to the excess of the initial aggregate principal amount of the Class A Certificates over their initial aggregate issue price, and (iii) any Certificate Prepayment Premium distributable to the Class A Certificateholders with respect to such month; and

               (b) next, to the Class GP Certificateholders pro rata in accordance with their respective proportion of the Certificate Balance represented thereby to the extent of any remaining net income.

If the net income of the Trust for any month is insufficient for the allocations described in clause (a) above, subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in clause (b). Net losses of the Trust, if any, for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Class GP Certificateholders to the extent the Class GP Certificateholders are reasonably expected to bear the economic burden of such net losses, then net losses shall be allocated among the Certificateholders as of the first Record Date following the end of such month in proportion to their ownership of principal amount of the Certificates on such Record Date. Notwithstanding anything in this Agreement to the contrary, the Class GP Certificateholders shall be allocated an aggregate of at least 1% of each item of income, profit, gain or loss of the Trust. The General Partners are authorized to modify the allocations in this paragraph if necessary or appropriate, in their sole discretion, for the allocations to reflect fairly the economic income, gain or loss to the Class GP Certificateholders or the Certificateholders, or to comply with the provisions of the Code and the accompanying Treasury Regulations.

          SECTION 2.12. COVENANTS OF THE GENERAL PARTNERS. Each General Partner agrees and covenants for the benefit of each Owner, the Security Insurer and the Owner Trustee, during the term of this Agreement, and to the fullest extent permitted by applicable law, that:

               (a) it shall not (i) assign, sell, convey, pledge, transfer, reconvey, cancel, forgive, compromise or otherwise dispose of the Demand Note held by it, in whole or in part, (ii) make any distribution other than to the Trust or unless the aggregate net worth of the General Partner following such distribution shall be at least equal to the Minimum Net Worth or (iii) except as specifically permitted by this Agreement, sell, transfer, assign, give or encumber by operation of law or otherwise any of its assets;

               (b) it shall not sell, assign, transfer, give or encumber, by operation of law or otherwise, in whole or in part, the interest evidenced by its Class GP Certificates;

               (c) it shall not create, incur or suffer to exist any indebtedness or engage in any business, except, in each case, as permitted by its certificate of incorporation and the Related Documents;

               (d) it shall not, for any reason, institute proceedings for the Trust to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust or cause or permit the Trust to make any assignment for the benefit of creditors, or admit in writing the inability of the Trust to pay its debts generally as they become due, or declare or effect a moratorium on the debt of the Trust or take any action in furtherance of any such action;

               (e) it shall obtain from each counterparty to each Related Document to which it or the Trust is a party and each other agreement entered into on or after the date hereof to which it or the Trust is a party, an agreement by each such counterparty that prior to the occurrence of the event specified in Section 9.1(e) such counterparty shall not institute against, or join any other Person in instituting against, it or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States;

               (f) it shall not, for any reason, withdraw or attempt to withdraw from this Agreement, dissolve, institute proceedings for it to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

          SECTION 2.13. COVENANTS OF THE CERTIFICATE OWNERS. Each Certificate Owner by becoming a beneficial owner of the Book-Entry Certificate agrees:

               (a) to be bound by the terms and conditions of the Certificates of which such Owner is the beneficial owner and of this Agreement, including any supplements or amendments hereto and to perform the obligations of an Owner as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust, the Owner Trustee, the Security Insurer and all other Owners present and future.

               (b) to hereby appoint OGP I as such Owner's agent and attorney-in-fact to sign any federal income tax information return filed on behalf of the Trust and agree that, if requested by the Trust, it will sign such federal income tax information return in its capacity as holder of an interest in the Trust. Each Owner also hereby agrees that in its tax returns it will not take any position inconsistent with those taken in any tax returns filed by the Trust.

               (c) if such Owner is other than an individual or other entity holding its Certificate through a broker who reports securities sales on Form 1099-B, to notify the Owner Trustee of any transfer by it of a Certificate in a taxable sale or exchange, within 30 days of the date of the transfer.

               (d)  until the completion of the events specified in
     Section 9.1(e), not to, for any reason, institute proceedings for the Trust or a Class GP Certificateholder to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, or cause or permit the Trust to make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.


                                   ARTICLE III

                                THE CERTIFICATES

          SECTION 3.1. INITIAL OWNERSHIP. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Certificates, the Depositor shall be the sole beneficiary of the Trust.

          SECTION 3.2. THE CERTIFICATES. Class A Certificates, in an aggregate principal amount of $64,597,000, shall be issued in denominations of $1,000 initial principal amount and integral multiples thereof. One Class GP Certificate shall be issued to each of OGP I and OGP II pursuant to
Section 3.4(i) having a denomination of $327,000 in the case of OGP I and $326,000 in the case of OGP II, representing in the aggregate at least 1% of the initial Certificate Balance. The Certificates shall be executed on behalf of the Owner Trustee by manual or facsimile signature of any authorized signatory of the Owner Trustee having such authority under the Owner Trustee's seal imprinted or otherwise affixed thereon and attested on behalf of the Owner Trustee by the manual or facsimile signature of any authorized signatory of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Owner Trustee shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates.

          SECTION 3.3. AUTHENTICATION OF CERTIFICATES. Simultaneously with the sale, assignment and transfer to the Trust of the Initial Receivables and the delivery to the Owner Trustee of the Receivable Files and the other Trust Property pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause Class A Certificates and Class GP Certificates in authorized denominations in an aggregate principal amount equal to the Certificate Balance to be executed on behalf of the Trust, authenticated and delivered to or upon the order of the Depositor. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in (i) Exhibit B-1 and Exhibit B-2, as applicable, executed by the Owner Trustee or the Authentication Agent, by manual or facsimile signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. Mellon Bank (DE), National Association is hereby initially appointed Authentication Agent. All Certificates shall be dated the date of their authentication.

          SECTION 3.4.  REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

          (a) The Certificate Registrar shall maintain, or cause to be maintained, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as provided in this Agreement. Mellon Bank (DE), National Association is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as provided in this Agreement.

          (b) Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.8, the Owner Trustee shall execute, authenticate and deliver (or shall cause the Authentication Agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like class and aggregate proportion of Certificate Balance dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Certificates may be exchanged for other Certificates of the same class in authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to
Section 3.8.

          (c) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

          (d) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (e) Except as provided in paragraphs (g) and (i) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Book-Entry Certificates may not be transferred by the Owner Trustee except to a successor depository designated pursuant to paragraph (f) below; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Owner Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners for purposes of exercising the rights of Holders under this Agreement (and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners);
(vi) the Owner Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) Certificate Owners may receive copies of any reports sent to Certificateholders pursuant to this Agreement, upon written request, together with a certification that they are Certificate Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Owner Trustee at the Corporate Trust Office.

          (f) If the Administrator, the Servicer or the Depository advises the Owner Trustee in writing that the Depository is no longer willing or able properly to discharge its duties as Depository, the Owner Trustee shall so notify the Depository and demand the return of all Certificates held by the Depository. The Certificate Registrar shall thereupon register the transfer of such Certificates to a successor Depository named by the Seller and acceptable to the Servicer, the Owner Trustee and the Security Insurer.

          (g) If (x)(i) the Administrator, the Servicer or the Depository advises the Owner Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository, and (ii) the Administrator, the Seller or the Servicer is unable to locate a qualified successor, (y) the Administrator at its sole option advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Depository, or (z) upon the occurrence of a Servicer Termination Event, Certificateholders representing a majority of the Certificate Balance advise the Owner Trustee through the Depository that the continuation of a book-entry system is no longer in the best interests of the Certificate Owners, the Owner Trustee shall notify all Certificate Owners through the Depository of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Owner Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Owner Trustee shall issue the Definitive Certificates in accordance with such instructions. Neither the Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. The Seller shall pay all expenses incurred in connection with the notification of Certificate Owners and the issuance of Definitive Certificates hereunder. Upon the issuance of Definitive Certificates, the Owner Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

          (h) On or prior to the Closing Date, there shall be delivered by or on behalf of the Trust to the Depository one typewritten Class A Certificate registered in the name of the Depository's nominee, Cede & Co. The total face amounts of the Class A Certificate shall represent (together with the Class GP Certificates issued to OGP I and OGP II pursuant to Section 3.4(i)) 100% of the Certificate Balance as of the Closing Date. If, however, the aggregate principal amount of the Class A Certificates exceeds $200,000,000, Class A Certificates will be issued with respect to each $200,000,000 of principal amount, and an additional Class A Certificate will be issued with respect to any remaining principal amount in respect of the Class A Certificates. Each such Class A Certificate registered in the name of the Depository's nominee shall bear the following legend:

          "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Owner Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein."

          (i) On the Closing Date, OGP I and OGP II shall purchase for adequate consideration and thereafter shall retain beneficial and record ownership of Class GP Certificates representing in the aggregate at least 1% of the initial Certificate Balance, which Class GP Certificates shall be issued in definitive form. The Class GP Certificates shall be non-transferable, and any attempted transfer of Class GP Certificates shall be void; PROVIDED, HOWEVER, that a Class GP Certificate may be transferred to a successor General Partner as provided in Section 9.2. The Owner Trustee shall cause any Class GP Certificate to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE, EXCEPT UNDER THE LIMITED CONDITIONS SPECIFIED IN THE TRUST AGREEMENT."

          (j)  The Certificates may not be acquired by or for the account of
(i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title 1 of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1985, as amended, or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

          SECTION 3.5.  MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.  If
(a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Registrar, the

Owner Trustee and (unless an Insurer Default shall have occurred and be continuing) the Security Insurer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute, authenticate and deliver (or the Authentication Agent shall authenticate and deliver), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and portion of Certificate Balance. In connection with the issuance of any new Certificate under this Section 3.5, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Owner Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.5 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 3.6. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar, the Security Insurer and any agent of the Owner Trustee, the Certificate Registrar or the Security Insurer may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and neither the Owner Trustee, the Certificate Registrar, the Security Insurer nor any agent of the Owner Trustee, the Certificate Registrar or the Security Insurer shall be affected by any notice to the contrary.

          SECTION 3.7. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Owner Trustee shall furnish or cause to be furnished to the Servicer or (unless an Insurer Default shall have occurred and be continuing) the Security Insurer, within 15 days after receipt by the Owner Trustee of a written request therefor from such party, a list, in such form as such party may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If Definitive Certificates have been issued and three or more Certificateholders, or one or more Certificateholders evidencing not less than 25% of the Certificate Balance (hereinafter referred to as "Applicants"), apply in writing to the Owner Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such Applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Certificateholders. Every Certificateholder, by receiving and holding a Certificate, agrees that none of the Servicer, the Owner Trustee or the Security Insurer, nor any agent thereof, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders under this Agreement, regardless of the source from which such information was derived.

          SECTION 3.8. MAINTENANCE OF OFFICE OR AGENCY. The Owner Trustee shall maintain in Wilmington, Delaware, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Related Documents may be served. The Owner Trustee initially designates Mellon Bank (DE), National Association, 2 Mellon Bank Center, Pittsburgh, PA 15259 as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor, the Security Insurer and to the Certificateholders of any change in the location of the Certificate Register or any such office of agency.

          SECTION 3.9. APPOINTMENT OF PAYING AGENT. The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be Mellon Bank (DE), National Association, and any co-paying agent chosen by Mellon Bank (DE), National Association and acceptable to the Owner Trustee. Mellon Bank (DE), National Association shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that Mellon Bank (DE), National Association shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee and the Security Insurer an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee, and upon removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.1, 7.3, 7.4 and
8.2 shall apply to the Owner Trustee also in its role as Paying Agent for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                                   ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE

          SECTION 4.1. RESTRICTION ON POWER OF CERTIFICATE OWNER. No Certificate Owner shall have any right to vote or in any manner otherwise control the operation and management of the Trust except as expressly provided in this Agreement.

          SECTION 4.2. PRIOR NOTICE TO CERTIFICATEHOLDERS WITH RESPECT TO CERTAIN MATTERS. The Owner Trustee shall not take any of the following actions, unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

               (a) the election by the Trust to file an amendment to the Certificate of Trust unless such amendment is required to be filed under the Business Trust Statute or unless such amendment would not materially and adversely affect the interests of the Certificate Owners;

               (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required unless such amendment would not, based upon an Opinion of Counsel on which the Owner Trustee may rely, materially and adversely affect the interests of the Certificate Owners; or

               (c) the amendment, change or modification of the Administration Agreement, unless such amendment would not, based upon an Opinion of Counsel on which the Owner Trustee may rely, materially and adversely affect the interests of the Certificate Owners.

          SECTION 4.3. ACTION BY CERTIFICATE OWNERS WITH RESPECT TO BANKRUPTCY. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior written consent of the Security Insurer and the unanimous prior approval of all Class A Certificate Owners and the delivery to the Owner Trustee by each such Class A Certificate Owner of a certificate certifying that such Class A Certificate Owner reasonably believes that the Trust is insolvent.

          SECTION 4.4. RESTRICTIONS ON CERTIFICATE OWNERS' POWER. No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement or any Related Document, unless the Class A Certificateholders are the Instructing Party pursuant to Section 6.3 and unless a Class A Certificateholder previously shall have given to the Owner Trustee a written notice of default and of the continuance thereof, as provided in this Agreement, and also unless Class A Certificateholders evidencing not less than 25% of the Certificate Balance represented by the Class A Certificates shall have made written request upon the Owner Trustee to institute such action, suit or proceeding in its own name as Owner Trustee under this Agreement and shall have offered to the Owner Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Owner Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding, and during such 30-day period no request or waiver inconsistent with such written request has been given to the Owner Trustee pursuant to and in compliance with this Section or Section 6.3; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Owner Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 4.4, each and every Certificateholder and the Owner Trustee shall be entitled to such relief as can be given either at law or in equity. Nothing in this Agreement shall be construed as giving the Certificateholders any right to make a claim under the Certificate Policy.

          SECTION 4.5. RIGHTS OF SECURITY INSURER. Notwithstanding anything to the contrary in the Related Documents, without the prior written consent of the Security Insurer (so long as no Insurer Default shall have occurred and be continuing), the Owner Trustee shall not (i) remove the Administrator, the Servicer or the Backup Servicer, (ii) initiate any claim, suit or proceeding by the Trust or compromise any claim, suit or proceeding brought by or against the Trust, (iii) authorize the merger or consolidation of the Trust with or into any other business trust or other entity (other than in accordance with Section 3.10 of the Indenture) or (iv) amend the Certificate of Trust.


                                    ARTICLE V

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

          SECTION 5.1.  TRUST ACCOUNTS.

          (a) The Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain the Certificate Distribution Account in the name of the Trust for the benefit of the Certificateholders. The Certificate Distribution Account shall be an Eligible Account and initially shall be a segregated trust account established with the Owner Trustee and maintained with the Owner Trustee.

          (b) The Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. If, at any time, the Certificate Distribution Account ceases to be an Eligible Account, the Owner Trustee shall within five Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency and the Security Insurer may consent) establish a new Certificate Distribution Account as an Eligible Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

          (c) All amounts held in the Certificate Distribution Account shall, to the extent permitted by applicable laws, rules and regulations, be invested, by the Owner Trustee, in Eligible Investments that mature not later than one Business Day prior to the Distribution Date for the Monthly Period to which such amounts relate. Investments in Eligible Investments shall be made in the name of the Trust, and such investments shall not be sold or disposed of prior to their maturity. Any investment of funds in the Certificate Distribution Account shall be made in Eligible Investments held by a financial institution in accordance with the following requirements: (a) all Eligible Investments shall be held in an account with such financial institution in the name of the Indenture Trustee, (b) with respect to securities held in such account, such securities shall be (i) certificated securities (as such term is used in N.Y. UCC Section 8-313(d)(i), securities deemed to be certificated securities under applicable regulations of the United States government, or uncertificated securities issued by an issuer organized under the laws of the State of New York or the State of Delaware, (ii) either (A) in the possession of such institution,
(B) in the possession of a clearing corporation (as such term is used in Minn. Stat. Section 336.8-313) in the State of New York, registered in the name of such clearing corporation or its nominee, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Indenture Trustee's security interest therein, and held by such clearing corporation in an account of such institution, (C) held in an account of such institution with the Federal Reserve Bank of New York or the Federal Reserve Bank of Minneapolis, or (D) in the case of uncertificated securities, issued in the name of such institution, and (iii) identified, by book entry or otherwise, as held for the account of, or pledged to, the Indenture Trustee on the records of such institution, and such institution shall have sent the Indenture Trustee a confirmation thereof,
(c) with respect to repurchase obligations held in such account, such repurchase obligations shall be identified by such institution, by book entry or otherwise, as held for the account of, or pledged to, the Indenture Trustee on the records of such institution, and the related securities shall be held in accordance with the requirements of clause (b) above, and (d) with respect to other Eligible Investments other than securities and repurchase agreements, such Eligible Investments shall be held in a manner acceptable to the Indenture Collateral Agent. Subject to the other provisions hereof, the Owner Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Owner Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Owner Trustee in a manner which complies with this Section 5.1. All interest, dividends, gains upon sale and other income from, or earnings on investment of funds in the Certificate Distribution Account shall be distributed on the next Distribution Date pursuant to Section 4.6 of the Sale and Servicing Agreement. The Servicer shall deposit in the Certificate Distribution Account an amount equal to any net loss on such investments immediately as realized.

          SECTION 5.2.  APPLICATION OF FUNDS IN CERTIFICATE DISTRIBUTION
ACCOUNT.

          (a) On each Distribution Date the Owner Trustee will, based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9 of the Sale and Servicing Agreement, distribute to Certificateholders, to the extent of the funds available, amounts deposited in the Certificate Distribution Account pursuant to Sections 4.6, 4.7, and 5.3 of the Sale and Servicing Agreement on such Distribution Date in the following order of priority:

               (i) first, from the amounts deposited in the Certificate Distribution Account pursuant to Section 4.6 or Section 5.3 of the Sale and Servicing Agreement, to the Certificateholders, on a pro rata basis, an amount equal to the Certificateholders' Interest Distributable Amount;

               (ii) second, from the amounts deposited in the Certificate Distribution Account pursuant to Section 4.6 or Section 5.3 of the Sale and Servicing Agreement, to the Certificateholders, on a pro rata basis, an amount equal to the Certificateholders' Principal Distributable Amount; and

               (iii)third, from the amounts, if any, deposited in the Certificate Distribution Account pursuant to Section 4.7(b) of the Sale and Servicing Agreement, to the Certificateholders, on a pro rata basis, an amount equal to the Certificate Prepayment Amount; and from amounts, if any, deposited in the Certificate Distribution Account pursuant to Section 4.7(c) of the Sale and Servicing Agreement, to the Certificateholders, on a pro rata basis, an amount equal to the Certificate Prepayment Premium.

          (b) On the Distribution Date following the date on which amounts received in respect of the Seller's or the Servicer's exercise of its option to purchase the corpus of the Trust pursuant to Section 9.1(a) of the Sale and Servicing Agreement are deposited in the Certificate Distribution Account, the Owner Trustee will distribute such amounts taking into account any concurrent distribution made pursuant to Section 5.2(a):

               (i) first, to the Certificateholders, on a pro rata basis, an amount equal to the Certificateholders' Interest Distributable Amount; and

               (ii) second, to the Certificateholders, on a pro rata basis, for amounts due and unpaid on the Certificates for principal.

          (c) On the Distribution Date on which Insolvency Proceeds are deposited in the Certificate Distribution Account pursuant to Section 9.1(b) of the Sale and Servicing Agreement (or on the Distribution Date immediately following such deposit if such proceeds are not deposited in the Certificate Distribution Account on a Distribution Date), the Owner Trustee will distribute the Insolvency Proceeds so deposited in the Certificate Distribution Account taking into account any concurrent distribution made pursuant to Section 5.2(a):

               (i) first, to the Certificateholders, on a pro rata basis, an amount equal to the Certificateholders' Interest Distributable Amount; and

               (ii) second, to the Certificateholders, on a pro rata basis, for amounts due and unpaid on the Certificates for principal.

          (d) On the Distribution Date following the date on which the Indenture Trustee makes payments of money or property in respect of liquidation of the Trust Property pursuant to Section 5.06 of the Indenture and deposits funds received in connection with such liquidation in the Certificate Distribution Account, the Owner Trustee will distribute such funds taking into account any concurrent distribution made pursuant to Section 5.2(a):

               (i) first, to the Certificateholders, on a pro rata basis, an amount equal to the Certificateholders' Interest Distributable Amount; and

               (ii) second, to the Certificateholders, on a pro rata basis, for amounts due and unpaid on the Certificates for principal; and

          (e) On each Distribution Date, the Owner Trustee shall send to each Certificateholder the statement required pursuant to Section 4.9 of the Sale and Servicing Agreement.

          (f) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to an Owner, such tax shall reduce the amount otherwise distributable to the Owner in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Owners sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to an Owner shall be treated as cash distributed to such Owner at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Owner), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this paragraph (f). In the event that an Owner wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Owner in making such claim so long as such Owner agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

          (g) Any funds remaining in the Certificate Distribution Account after distribution of all amounts specified in this Section 5.2 shall be distributed to the General Partners equally.

          SECTION 5.3. METHOD OF PAYMENT. Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder's Certificates in the aggregate evidence a denomination of not less than $1,000,000 (or if such Certificateholder is a Depositor or an Affiliate thereof), or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register.

          SECTION 5.4. NO SEGREGATION OF MONIES; NO INTEREST. Subject to Sections 5.1 and 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or by the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

          SECTION 5.5.  ACCOUNTING; REPORTS; TAX RETURNS.

          (a) The Administrator has agreed pursuant to the Administration Agreement that the Administrator shall (i) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (ii) deliver to each Owner, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Owner to prepare its Federal and state income tax returns, (iii) file or cause to be filed such tax returns relating to the Trust (including a partnership information return, Form 1065), and direct the Owner Trustee to make such elections as may from time to time be required or appropriate under any applicable state or Federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for Federal income tax purposes, (iv) collect or cause to be collected any withholding tax as described in and in accordance with
Section 5.2(c) with respect to income or distributions to Owners and (v) file or cause to be filed all documents required to be filed by the Trust with the Securities and Exchange Commission and otherwise take or cause to be taken all such actions as are notified by the Servicer in writing to the Administrator as being required for the Trust's compliance with all applicable provisions of state and federal securities laws.

          (b)  The Owner Trustee shall make all elections pursuant to this
Section 5.5 only as directed in writing by the General Partners, with the consent of the Security Insurer. The General Partners hereby direct the Owner Trustee to elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee shall not make the election provided under Section 754 of the Code.

          (c) Upon the direction of OGP I, the Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires an Owner to sign such documents, in which case such documents shall be signed by OGP I. In signing any tax return of the Trust, the Owner Trustee shall rely entirely upon, and shall have no liability for, information or calculations provided by OGP I.

          (d) OGP I shall be the "tax matters partner" of the Trust pursuant to the Code.


                                   ARTICLE VI

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

          SECTION 6.1. GENERAL AUTHORITY. The Owner Trustee is authorized and directed to execute and deliver the Related Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Related Documents to which the Trust is to be a party and any amendment thereto, and on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver the Class A-1 Notes in the aggregate principal amount of $76,850,000, the Class A-2 Notes in the aggregate principal amount of $225,000,000, the Class A-3 Notes in the aggregate principal amount of $120,000,000, the Class A-4 Notes in the aggregate principal amount of $160,000,000, and the Class A-5 Notes in the aggregate principal amount of $77,900,000. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Related Documents. The Owner Trustee is further authorized, on behalf of the Trust, to enter into the Administration Agreement, to appoint, with the consent of the Security Insurer, a successor Administrator and to take from time to time such action as the Instructing Party recommends with respect to the Related Documents so long as such actions are consistent with the terms of the Related Documents.


                                       -26

          SECTION 6.2. GENERAL DUTIES. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged through the Administrator or such agents as shall be appointed with the consent of the Security Insurer) all of its responsibilities pursuant to the terms of this Agreement and the Related Documents and to administer the Trust in the interest of the Owners, subject to the Related Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Related Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Related Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Notwithstanding anything herein or in any Related Document to the contrary, the Owner Trustee shall discharge its obligations pursuant to Section 5.3 and Section 5.4 of the Sale and Servicing Agreement directly and not through the Administrator or any agent.

          SECTION 6.3.  ACTION UPON INSTRUCTION.

          (a) Subject to Article IV and the terms of the Spread Account Agreement, the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) or the Class A Certificateholders (if an Insurer Default shall have occurred and be continuing) (the "Instructing Party") shall have the exclusive right to direct the actions of the Owner Trustee in the management of the Trust, so long as such instructions are not inconsistent with the express terms set forth herein or in any Related Document. The Instructing Party shall not instruct the Owner Trustee in a manner inconsistent with this Agreement or the Related Documents.

          (b) The Owner Trustee shall not be required to take any action hereunder or under any Related Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is contrary to the terms hereof or of any Related Document or is otherwise contrary to law.

          (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Related Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Instructing Party requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction received from the Instructing Party, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

          (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Related Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Instructing Party requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

          SECTION 6.4. NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trust is a party, except as expressly provided by the terms of this Agreement (including as provided in Section 6.2) or in any written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Related Document against the Owner Trustee. The Owner Trustee shall have no responsibility for preparing, monitoring or filing any financing or continuation statements in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement or any Related Document; however, the Owner Trustee will from time to time execute and deliver such financing or continuation statements as are prepared by the Servicer and delivered to the Owner Trustee for its execution on behalf of the Trust for the purpose of perfecting or maintaining the perfection of such a security interest or lien or effecting such a recording. The Owner Trustee nevertheless agrees that it will, at its own cost and expense (and not at the expense of the Trust), promptly take all action as may be necessary to discharge any liens on any part of the Trust Property that are attributable to claims against the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Trust Property.

          SECTION 6.5. NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of, the Trust Property except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Related Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3.

          SECTION 6.6. RESTRICTIONS. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in
Section 2.3 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Owners shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

          SECTION 6.7.  ADMINISTRATION AGREEMENT.

          (a) The Administrator is authorized to execute on behalf of the Trust all documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Related Documents. Upon written request, the Owner Trustee shall execute and deliver to the Administrator a power of attorney appointing the Administrator its agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions.

          (b) If the Administrator shall resign or be removed pursuant to the terms of the Administration Agreement, the Owner Trustee may, and is hereby authorized and empowered to, subject to obtaining the prior written consent of the Security Insurer, appoint or consent to the appointment of a successor Administrator pursuant to the Administration Agreement.

          (c) If the Administration Agreement is terminated, the Owner Trustee may, and is hereby authorized and empowered to, subject to obtaining the prior written consent of the Security Insurer, appoint or consent to the appointment of a Person to perform substantially the same duties as are assigned to the Administrator in the Administration Agreement pursuant to an agreement containing substantially the same provisions as are contained in the Administration Agreement.

          (d) The Owner Trustee shall promptly notify each Owner and the Security Insurer of any default by or misconduct of the Administrator under the Administration Agreement of which the Owner Trustee has received written notice or of which a Responsible Officer has actual knowledge.

                                   ARTICLE VII

                          CONCERNING THE OWNER TRUSTEE

          SECTION 7.1. ACCEPTANCE OF TRUSTEE AND DUTIES. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Property upon the terms of the Related Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Related Document under any circumstances, except (i) for its own willful misconduct or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3, (iii) for liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 6.4 hereof, (iv) for any investments issued by the Owner Trustee or any branch or affiliate thereof in its commercial capacity or (v) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):


               (a) the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee;

               (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the instructions of the Instructing Party;

               (c) no provision of this Agreement or any Related Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Related Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

               (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under this Agreement or any of the Related Documents, including the principal of and interest on the Certificates or the Notes;

               (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor, the General Partners or the Security Insurer or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Property or for or in respect of the validity or sufficiency of the Related Documents, other than the certificate of authentication on the

     Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to the Security Insurer, the Custodian, the Indenture Trustee, any Noteholder or to any Owner, other than as expressly provided for herein and in the Related Documents;

               (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Security Insurer, the Custodian, the Indenture Trustee or the Servicer under any of the Related Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Related Documents that are required to be performed by the Administrator under the Administration Agreement, the Security Insurer under the Certificate Policy, the Custodian under the Custodian Agreement, the Indenture Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement; and

               (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Related Document, at the request, order or direction of the Instructing Party, unless such Instructing Party has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Related Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

          SECTION 7.2. FURNISHING OF DOCUMENTS. The Owner Trustee shall furnish to the Owners promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Related Documents unless the Owners have previously received such items.

          SECTION 7.3. REPRESENTATIONS AND WARRANTIES. The Owner Trustee hereby represents and warrants to the Depositor, the Owners and the Security Insurer (which shall have relied on such representations and warranties in issuing the Policies) that:

               (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority and all franchises, grants, authorizations, consents, orders and approvals from all governmental authorities necessary to execute, deliver and perform its obligations under this Agreement and each Related Document to which the Trust is a party.

               (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and each Related Document to which the Trust is a party, and this Agreement and each Related Document will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

               (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any lien, charge or encumbrance on the Trust Property resulting from actions by or claims against the Owner Trustee individually which are unrelated to this Agreement or the Related Documents.

          SECTION 7.4.  RELIANCE; ADVICE OF COUNSEL.

          (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Related Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Related Document.

          SECTION 7.5. NOT ACTING IN INDIVIDUAL CAPACITY. Except as provided in this Article VII, in accepting the trusts hereby created Mellon Bank (DE), National Association acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Related Document shall look only to the Trust Property for payment or satisfaction thereof.

          SECTION 7.6. OWNER TRUSTEE NOT LIABLE FOR CERTIFICATES, NOTES OR RECEIVABLES. The recitals contained herein and in the Certificates (other than the signature and counter-signature of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor (other than the signature or counter-signature of the Owner Trustee on the Notes), and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Related Document or of the Certificates (other than the signature and counter-signature of the Owner Trustee on the Certificates) or the Notes (other than the signature or counter-signature of the Owner Trustee on the Notes), or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Property or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the validity or sufficiency of the Policies; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Seller or the Servicer with any warranty or representation made under any Related Document or in any related document or the accuracy of any such warranty or representation or any action of the Indenture Trustee, the Custodian or the Servicer taken in the name of the Owner Trustee.

          SECTION 7.7. OWNER TRUSTEE MAY OWN CERTIFICATES AND NOTES. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Depositors, the Seller, the Indenture Trustee and the Servicer in banking or other transactions with the same rights as it would have if it were not Owner Trustee.

                                  ARTICLE VIII

                          COMPENSATION OF OWNER TRUSTEE

          SECTION 8.1. OWNER TRUSTEE'S FEES AND EXPENSES. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between OFL and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by OFL for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder; PROVIDED, HOWEVER, that the Owner Trustee shall only be entitled to reimbursement for expenses hereunder to the extent such expenses (i) are fees of outside counsel engaged by the Owner Trustee in respect of the performance of its obligations hereunder or (ii) relate to the performance of its obligations pursuant to Section 5.5 hereof.

          SECTION 8.2. INDEMNIFICATION. OFL shall be liable as primary obligor for, and shall indemnify the Owner Trustee in its individual capacity and its successors, assigns, agents and servants, and any co-trustee (including William
J. Wade) (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Related Documents, the Trust Property, the administration of the Trust Property or the action or inaction of the Owner Trustee hereunder, except only that OFL shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.1. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement.

          SECTION 8.3. NON-RECOURSE OBLIGATIONS. Notwithstanding anything in this Agreement or any Related Document, the Owner Trustee agrees in its individual capacity and in its capacity as Owner Trustee for the Trust that all obligations of the Trust to the Owner Trustee individually or as Owner Trustee for the Trust shall be recourse to the Trust Property only and specifically shall not be recourse to the assets of any Owner.

                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.1.  TERMINATION OF THE TRUST.

          (a) The respective obligations and responsibilities of the Depositor, the General Partners and the Owner Trustee created by this Agreement and the Trust created by this Agreement shall terminate upon the latest of (i) the maturity or other liquidation of the last Receivable (including the purchase as of any Accounting Date by the Seller or the Servicer at its option of the corpus of the Trust as described in Section 9.1 of the Sale and Servicing Agreement) and the subsequent distribution of amounts in respect of such Receivables as provided in the Related Documents, (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the payment to the Security Insurer of all amounts payable or reimbursable to it pursuant to the Sale and Servicing Agreement, or (iii) at the time provided in Section 9.2. In any case, there shall be delivered to the Owner Trustee, the Indenture Trustee and the Rating Agencies an Opinion of Counsel that all applicable preference periods under federal, state and local bankruptcy, insolvency and similar laws have expired with respect to the payments pursuant to clause (ii); PROVIDED, HOWEVER, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living on the date of this Agreement of Rose Kennedy of the Commonwealth of Massachusetts; and PROVIDED, FURTHER, that the rights to indemnification under Section 8.2 shall survive the termination of the Trust. The Servicer shall promptly notify the Owner Trustee and the Security Insurer of any prospective termination pursuant to this Section 9.1. Except as provided in
Section 9.2, the bankruptcy, liquidation, dissolution, termination, resignation, expulsion, withdrawal, death or incapacity of any Owner, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Property nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

          (b) Except as provided in Section 9.1(a), neither the Depositor nor any Certificate Owner shall be entitled to revoke or terminate the Trust.

          (c) Within five Business Days of receipt of notice of final distribution on the Certificates from the Seller or the Servicer given pursuant to Section 9.1 of the Sale and Servicing Agreement, the Owner Trustee shall mail written notice to the Certificateholders specifying (i) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of Certificates at the office of the Paying Agent therein specified,
(ii) the amount of any such final payment, and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given, the Indenture Trustee shall make deposits into the Certificate Distribution Account in accordance with Section 4.6 of the Sale and Servicing Agreement, or, in the case of an optional purchase of Receivables pursuant to Section 9.1 of the Sale and Servicing Agreement, shall deposit the amount specified in Section 9.1 of the Sale and Servicing Agreement. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.2.

          (d) In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain subject to this Agreement. Any funds which are payable to Certificateholders remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to The United Way (but only upon termination of this Agreement), and the Certificateholders, by acceptance of their Certificates, hereby waive any rights with respect to such funds. As soon as practicable after the termination of the Trust, the Owner Trustee shall surrender the Certificate Policy to the Security Insurer for cancellation.

          (e) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

          SECTION 9.2. DISSOLUTION EVENTS WITH RESPECT TO GENERAL PARTNERS. In the event that a Dissolution Event shall occur with respect to one but not both General Partners, the Owner Trustee promptly upon obtaining knowledge of such occurrence shall request an opinion of counsel from counsel acceptable to the Security Insurer to the effect that a failure to terminate the Trust upon the occurrence of such Dissolution Event (and the transfer, if any, of the Class GP Certificate held by the General Partner that has suffered such Dissolution Event) will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.
In the event that (i) the Owner Trustee is unable to obtain such an opinion or
(ii) a Dissolution Event occurs with respect to both General Partners, the Trust will terminate unless, in either event, within 90 days after the occurrence of the Dissolution Event with respect to the General Partner (in the circumstance of one General Partner having suffered a Dissolution Event), or within 90 days after the occurrence of the later Dissolution Event (in the circumstance of both General Partners having suffered Dissolution Events), (x) all the Holders of the Class A Certificates and (in the case of a Dissolution Event with respect to one but not both General Partners) the General Partner that has not suffered a Dissolution Event agree in writing to continue the business of the Trust and to the appointment of a Person to hold one or more Class GP Certificates and to assume the liabilities incident thereto and (y) the Owner Trustee requests and obtains, at the case of the Trust, the opinion of counsel referred to above. Promptly after the occurrence of either of the events referred to in clause (i) or clause (ii) of the preceding sentence, (i) each General Partner shall give the Indenture Trustee, the Owner Trustee and the Security Insurer written notice of the occurrence of such event,
(ii) the Owner Trustee shall, upon the receipt of such written notice, give prompt written notice to the Certificateholders and the Indenture Trustee of the occurrence of such event and (iii) the Indenture Trustee shall, upon receipt of written notice of the occurrence of such event from the Owner Trustee or the Seller, give prompt written notice to the Noteholders of the occurrence of such event; PROVIDED, HOWEVER, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 9.2. Upon a termination pursuant to this Section, the Owner Trustee shall direct the Indenture Trustee to sell the assets of the Trust (other than the Certificate Policy and the Trust Accounts) at one or more private or public sales conducted in any manner permitted by law. The proceeds of such a sale of the assets of the Trust shall be distributed as provided in Section 9.1(b) of the Sale and Servicing Agreement.


                                    ARTICLE X

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

          SECTION 10.1. ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE. The Owner Trustee shall at all times be a corporation (i) satisfying the provisions of
Section 3807(a) of the Business Trust Statute; (ii) authorized to exercise corporate trust powers; (iii) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authorities; (iv) having (or having a parent which has) a rating of at least Baa3 by Moody's or A-1 by Standard & Poor's; and (v) acceptable to the Security Insurer in its sole discretion, so long as an Insurer Default shall not have occurred and be continuing. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in
Section 10.2.

          SECTION 10.2. RESIGNATION OR REMOVAL OF OWNER TRUSTEE. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the General Partners, the Security Insurer and the Servicer at least 30 days before the date specified in such instrument. Upon receiving such notice of resignation, the General Partners shall promptly appoint a successor Owner Trustee meeting the qualifications set forth in
Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee, provided that the General Partners shall have received written confirmation from each of the Rating Agencies that the proposed appointment will not result in an increased capital charge to the Security Insurer by either of the Rating Agencies. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee or the Security Insurer may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

          If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the General Partners or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the General Partners, with the consent of the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) may remove the Owner Trustee. If the General Partners shall remove the Owner Trustee under the authority of the immediately preceding sentence, the General Partners shall promptly appoint a successor Owner Trustee meeting the qualification requirements of Section 10.1 by written instrument, in triplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed, one copy to the Security Insurer and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

          Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until all fees and expenses, including any indemnity payments, due to the outgoing Owner Trustee have been paid and until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3. The General Partners shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

          SECTION 10.3. SUCCESSOR OWNER TRUSTEE. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the General Partners, the Security Insurer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the General Partners and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

          No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

          Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, OGP I shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If OGP I shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of OGP I.

          SECTION 10.4. MERGER OR CONSOLIDATION OF OWNER TRUSTEE. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and provided further that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

          SECTION 10.5. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee and the Security Insurer to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Property, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee, subject to the approval of the Security Insurer, shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.1.

          Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

               (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

               (iii)the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator and the Security Insurer.

          Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          SECTION 11.1.  AMENDMENT.

          (a) This Agreement may be amended by the Depositor, the General Partners and the Owner Trustee, with the prior written consent of the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) but without the consent of any of the Certificateholders or Noteholders, (i) to cure any ambiguity, or (ii) to correct, supplement or modify any provisions in this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or Noteholder.

          (b) This Agreement may also be amended from time to time, with the prior written consent of the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) by the Depositor, the General Partners and the Owner Trustee with the consent of a Certificate Majority and, if such amendment materially and adversely affects the interests of Noteholders, the consent of a Note Majority (which consent of any Holder of a Certificate or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate or Note and of any Certificate or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate or Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates or Notes; PROVIDED, HOWEVER, that, subject to the express rights of the Security Insurer under the Related Documents, including its rights to certain modifications of the Receivables pursuant to Section 3.2 of the Sale and Servicing Agreement and its rights referred to in Section 5.02(c) of the Indenture, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Certificate or Note or the Pass-Through Rate, the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate or the Class A-5 Interest Rate, or (b) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Certificates and Notes then outstanding.

          (c) Prior to the execution of any such amendment or consent, the General Partners shall furnish written notification of the substance of such amendment or consent to each Rating Agency.

          (d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee unless such parties have previously received such notification.

          (e) It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to Section 11.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders and Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe, including the establishment of record dates.

          (f) Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

          SECTION 11.2. NO RECOURSE. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Seller, OGP I, OGP II, the Servicer, the Owner Trustee, the Indenture Trustee, the Security Insurer or any Affiliate of any of the foregoing and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Related Documents.

          SECTION 11.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

          SECTION 11.4. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.5. CERTIFICATES NONASSESSABLE AND FULLY PAID. Certificateholders shall not, except as expressly provided for herein with respect to the Class GP Certificateholders, be personally liable for obligations of the Trust, the fractional undivided interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Certificates upon execution thereof by the Owner Trustee pursuant to Section 3.3 are and shall be deemed fully paid.

          SECTION 11.6. THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder. Upon issuance of the Certificate Policy, this Agreement shall also inure to the benefit of the Security Insurer. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement which expressly confer rights upon the Security Insurer shall be for the benefit of and run directly to the Security Insurer, and the Security Insurer shall be entitled to rely on and enforce such covenants, subject, however, to the limitations on such rights provided in this Agreement and the Related Documents. The Security Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Policies) upon delivery of a written notice to the Owner Trustee.

          SECTION 11.7. COUNTERPARTS. For the purpose of facilitating its execution and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

          SECTION 11.8. NOTICES. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the OGP I and OGP II or the Depositor, at the following address: 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, with copies to: Olympic Financial Ltd., 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, Attention: President, (b) in the case of the Owner Trustee, at the Corporate Trust Office, (c) in the case of each Rating Agency, 99 Church Street, New York, New York 10007 (for Moody's), and 26 Broadway, New York, New York 10004, Attention: Asset-Backed Surveillance (for Standard & Poor's), and (d) in the case of the Security Insurer, Financial Security Assurance Inc., 350 Park Avenue, New York, NY 10022, Attention:
Surveillance Department, Telex No.: (212) 688-3101, Confirmation: (212) 826-0100, Telecopy Nos.: (212) 339-3518, (212) 339-3529 (in each case in which notice or other communication to Financial Security refers to an Event of Default, a claim on the Policies or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and the Head--Financial Guaranty Group "URGENT MATERIAL ENCLOSED") or at such other address as shall be designated by any such party in a written notice to the other parties. Notwithstanding the foregoing, any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register, and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

          IN WITNESS WHEREOF, the Depositor, OGP I, OGP II, the Security Insurer and the Owner Trustee have caused this Trust Agreement to be duly executed by their respective officers as of the day and year first above written.

                              OLYMPIC RECEIVABLES FINANCE CORP.


                              By    /s/ John A. Witham
                                 -------------------------------------------
                                 Name:  John A. Witham
                                 Title: Senior Vice President and Chief
                                        Financial Officer


                              OLYMPIC FIRST GP INC.


                              By    /s/ John A. Witham
                                 -------------------------------------------
                                 Name:  John A. Witham
                                 Title: Vice President and Chief Financial
                                        Officer


                              OLYMPIC SECOND GP INC.


                              By    /s/ John A. Witham
                                 -------------------------------------------
                                 Name:  John A. Witham
                                 Title: Vice President and Chief Financial
                                        Officer


                              FINANCIAL SECURITY ASSURANCE INC.


                              By    /s/ Roger K. Taylor
                                 -------------------------------------------
                                 Authorized Officer


                              MELLON BANK (DE), NATIONAL ASSOCIATION


                              By    /s/ E. D. Renn
                                 -------------------------------------------
                                 Name:  E. D. Renn
                                 Title: Vice President